Exhibit 5.1

Golden Heaven Group Holdings Ltd. No. 8 Banhouhaichuan Rd Xiqin Town, Yanping District Nanping City, Fujian Province, China 353001	D +852 3656 6054 / +852 3656 6073
E nathan.powell@ogier.com rachel.huang@ogier.com

Reference: NMP/RYH/502469.00002

8 August 2024

Dear Sirs

Golden Heaven Group Holdings Ltd. (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-3, including all amendments and supplements thereto (the Registration Statement), initially filed on 4 June 2024 with the U.S. Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act) relating to securities to be issued and sold by the Company from time to time, and the prospectus supplement dated 7 August 2024 (the Prospectus Supplement). The Registration Statement and the Prospectus Supplement relate to the sale of (a) 15,000,000 class A ordinary shares of a par value of US$0.0001 each of the Company (the Shares) in accordance with a share purchase agreement dated 2 August 2024 entered into between the Company and the purchaser(s) named therein (the SPA) and (b) a warrant (the Warrant) to purchase up to 30,000,000 Shares issuable upon exercise of the Warrant in accordance with the SPA and a warrant document constituting the Warrant to be signed by the Company (the Warrant Document).

We are furnishing this opinion as Exhibit 5.1 to the Company’s current report on Form 6-K which will be incorporated by reference into the Registration Statement and the Prospectus Supplement (the Form 6-K).

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the documents set forth in Schedule 1. In addition, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett	Florence Chan* Lin Han† Cecilia Li** Rachel Huang** Yuki Yan** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand † admitted in New York ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copies of documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Register and the Director’s Certificate (each as defined in Schedule 1) is accurate and complete as at the date of this opinion;

(e)	the CORIS Search (as defined in Schedule 1) which we have examined is accurate and that the information disclosed by the CORIS Search is true and complete and that such information has not since been altered;

(f)	all copies of the Registration Statement, the Prospectus Supplement, the SPA and the Warrant Document are true and correct copies and the Registration Statement, the Prospectus Supplement, the SPA and the Warrant Document conform in every material respect to the latest drafts of the same produced to us and, where any of the Registration Statement, the Prospectus Supplement, the SPA or the Warrant Document has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g)	the Board Resolutions (as defined in Schedule 1) remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Registration Statement, the Prospectus Supplement, the SPA and the Warrant Document and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Registration Statement, the Prospectus Supplement, the SPA and the Warrant Document which has not been properly disclosed in the Board Resolutions;

(h)	each of the parties to the SPA and the Warrant Document other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws;

(i)	each of the SPA and the Warrant Document has been or, as the case may be, will be duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands);

(j)	each of the SPA is (and in the case of the Warrant Document, will be) legal, valid and binding and enforceable against all relevant parties in accordance with its terms under relevant law (other than, in the case of the Company, the laws of the Cayman Islands);

(k)	the Warrant Document will be duly executed, dated and delivered by all parties thereto in materially the same form as the last draft examined by us;

(l)	none of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(i)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(ii)	neither the execution or delivery of the Registration Statement, the Prospectus Supplement, the SPA or the Warrant Document nor the exercise by any party to the Registration Statement, the Prospectus Supplement, the SPA or the Warrant Document of its rights or the performance of its obligations under them contravene those laws or public policies;

(m)	there are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Registration Statement, the Prospectus Supplement, the SPA, the Warrant Document or the transactions contemplated by them or restrict the powers and authority of the Company in any way;

(n)	no monies paid to or for the account of any party under the Registration Statement, the Prospectus Supplement, the SPA and the Warrant Document represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Act (as revised) and the Terrorism Act (as revised), respectively);

(o)	the issue of the Shares upon the exercise of the Warrant pursuant to the Warrant Document at the time of issuance, whether as principal issue or on the conversion, exchange or exercise of any Warrant, would not result in the Company exceeding its authorised share capital; and upon the issue of any Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof and that such issuance will be duly registered, and will continue to be registered, in the Company’s register of members;

(p)	there are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company;

(q)	the certificates for the Shares will conform to the specimen as set out thereof and upon issuance will have been duly countersigned by the transfer agent and duly registered by the registrar for the Shares, or, if uncertificated, valid book-entry notations for the issuance of the Shares in uncertificated form will have been duly made in the share register of the Company;

(r)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Shares;

(s)	at the time of the issuance of the Shares and the exercise of the Warrant in accordance with its terms (the Exercise):

(i)	the Company will not have been struck off or placed in liquidation; and

(ii)	the issue price for each share issued and each share issued upon the Exercise will not be less than the par value of such share;

(t)	neither the directors nor the shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver or restructuring officer has been appointed over any of the Company’s property or assets; and

(u)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 2 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Authorised share capital

(b)	The authorised share capital of the Company is US$200,000 divided into: (i) 1,800,000,000 Shares, and (ii) 200,000,000 class B ordinary shares of par value of US$0.0001 each.

Valid issuance of Shares

(c)	The Shares to be offered and issued by the Company as contemplated by the Registration Statement, the Prospectus Supplement and the SPA (including the issuance of the Shares upon the exercise of the Warrant in accordance with the Warrant Document) have been duly authorised and, when issued by the Company upon:

(i)	payment in full of the consideration as set out in the Registration Statement, the Prospectus Supplement and the SPA and in accordance with the terms set out in the Registration Statement, the Prospectus Supplement and the SPA (including the issuance of the Shares upon the exercise of the Warrant in accordance with the Warrant Document (when the Warrant Document has been duly executed, dated and delivered by the Company and the parties thereto)) and in accordance with the Board Resolutions and the Memorandum and Articles; and

(ii)	the entry of those Shares as fully paid on the register of members of the Company,

shall be validly issued, fully paid and non-assessable.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the documents reviewed to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents reviewed and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed will result in the breach of or infringe any other agreement, deed or document (other than the Memorandum and Articles (as defined in Schedule 1)) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Who can rely on this opinion

6.1	We hereby consent to the filing of this opinion as an exhibit to the Form 6-K to the reference to our firm under the headings “Legal Matters” and “Enforceability of Civil Liabilities” of the Prospectus Supplement and the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Commission thereunder.

6.2	This opinion may be used only in connection with the Shares by the Company while the Registration Statement and the Prospectus Supplement are effective. With the exception of your professional advisers (acting only in that capacity), it may not be relied upon by any person, other than persons entitled to rely upon it pursuant to the provisions of the Act, without our prior written consent.

Yours faithfully

/s/ Ogier
Ogier

SCHEDULE 1

Documents examined

1	The certificate of incorporation of the Company dated 8 January 2020 issued by the Registrar.

2	The second amended and restated memorandum and articles of association of the Company adopted by special resolution passed on 11 August 2023 and filed with the Registrar on 21 August 2023 (together, the Memorandum and the Articles).

3	The certificate of good standing dated 14 May 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

4	The register of directors and officers of the Company filed with the Registrar on 2 April 2024 (the Register).

5	A certificate from a director of the Company dated 8 August 2024 as to certain matters of facts (the Director’s Certificate).

6	The Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 8 August 2024 (the Register of Writs).

7	A search on the Cayman Online Registry Information Service conducted against the Company at the Registrar on 8 August 2024 (the CORIS Search).

8	The minutes of a meeting of the board of directors of the Company held on 30 May 2024 approving, among other things, the Company’s filing of the Registration Statement.

9	The minutes of a meeting of the board of directors of the Company held on 2 August 2024 approving, among other things, the Prospectus Supplement, the SPA, the Warrant Document and the issuance of the Shares and the Warrant (together with item 8, collectively referred to as the Board Resolutions).

10	The Registration Statement and the Form 6-K.

11	The Prospectus Supplement.

12	The SPA.

13	A form of the Warrant Document filed as an exhibit of the Form 6-K.

SCHEDULE 2

Qualifications

Good standing

1	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands, annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Register of members

3	Under the Companies Act, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Act directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

Non-assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

5	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Register of Writs

6	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

a.	any current or pending litigation in the Cayman Islands against the Company; or

b.	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.